Exhibit 99.2

Subject Line:
From Coast to Coast - Peak Resorts & Vail Resorts Enter a Merger Agreement

Body Copy:

To Our Employees & Volunteers:

Good Morning.

As you may have heard by now, Peak Resorts has agreed to combine with Vail Resorts, the world’s largest ski resort operator.

On behalf of the Peak Resorts’ management team and shareholders, I cannot thank you enough for your tireless efforts each and every day. We’ve all been truly fortunate to have this opportunity to create a company that will provide ski and snowboard enthusiasts access to some of the country’s best drive-to resorts as well as some of the world’s most sought after destination resorts.

By joining Vail Resorts, we will be connecting the East, Mid-Atlantic, Midwest, Rockies and Pacific to create an unrivaled portfolio of resorts across North America. I am truly excited to see what the future will bring for all of our resorts, employees, volunteers, passholders, guests, and communities.

Over the coming months, I know you will have lots of questions and we will work with Vail to answer as many as we can. If you receive any media inquiries, please direct them to our Investor Relations firm at skis@jcir.com. For now, though, it is important to know that it’s business as usual as we provide our guests with the world-class experience they have come to expect from Peak Resorts.

Thank you again for your hard work and unwavering dedication.

Sincerely,

Tim Boyd
President & CEO
Peak Resorts, Inc.

Additional Information and Where to Find It

In connection with the proposed merger, Peak Resorts, Inc. (the “Company”) will file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission (the “SEC”). Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at www.peakresorts.com or by directing a request by mail or telephone to: Peak Resorts, Inc., 17409 Hidden Valley Drive, Wildwood, Missouri 63025, Attention: Corporate Secretary, (636) 938-7474.

Participants in the Solicitation

The Company, Vail Resorts, Inc. (“Vail Resorts”) and certain of their respective directors, executive officers, certain other members of management and employees of the Company and Vail Resorts and agents retained by the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company and their beneficial ownership of the Company’s common stock is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2018 annual meeting of shareholders, as filed with the SEC on August 28, 2018. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the merger the Company will file with the SEC and furnish to the Company’s shareholders.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and related transactions and all other statements in this communication, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain Company shareholder approval or the failure to satisfy the closing conditions, (3) the potential for regulatory authorities to require divestitures, behavioral remedies or other concessions in order to obtain their approval of the proposed merger, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed merger, (5) the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (6) the merger may involve unexpected costs, liabilities or delays, (7) the Company’s business may suffer as a result of the uncertainty surrounding the merger, including the timing of the consummation of the merger, (8) the outcome of any legal proceeding relating to the merger, (9) the Company may be adversely affected by other economic, business and/or competitive factors, and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all, which may adversely affect the Company’s business and the price of its common stock.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2019, filed with the SEC on June 28, 2019, as updated by the Company’s subsequent filings with the SEC. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.